Exhibit 99.1

Treace Medical Concepts Reports First Quarter 2026 Financial Results

PONTE VEDRA, Fla. – May 8, 2026 – Treace Medical Concepts, Inc. ("Treace" or the "Company") (NasdaqGS: TMCI), a medical technology company driving a fundamental shift in the surgical treatment of bunions and related midfoot deformities, today reported financial results for the first quarter ended March 31, 2026.

Recent Highlights

•
Generated revenue of $47.2 million in first quarter 2026 compared to $52.6 million in the same period in 2025.
•
Reported first quarter 2026 net loss of $(18.0) million and adjusted EBITDA of $(5.5) million in the first quarter 2026.
•
Cash, cash equivalents, and marketable securities totaled $51.9 million as of March 31, 2026, representing an increase of $3.5 million from the Company’s balance of $48.4 million as of December 31, 2025, and compares to an increase of approximately $0.4 million in the first quarter of 2025.
•
Initiated limited market release of SuperBite™ Compression Screw System with successful first commercial cases.
•
Broadened global patent portfolio surpassing 130 granted patents in addition to over 200 pending patent applications.

“We are encouraged by the growing demand for our comprehensive portfolio of best-in-class bunion and midfoot correction systems, including our new products, which expand our addressable procedure opportunities across our growing surgeon base,” said John T. Treace, CEO and Chairman of Treace Medical. “In the first quarter, we continued to take market share and grow year-over-year case volumes. We remain focused on driving surgeon adoption of our broadened portfolio and commercializing our 2026 new product launches while advancing a robust pipeline of future product innovations. With continued focus on commercial execution and operational discipline, we believe we are well positioned to drive further share gains and return to stronger growth in the back half of the year.”

First Quarter 2026 Financial Results

Revenue for the first quarter of 2026 was $47.2 million, representing a decrease of 10% compared to $52.6 million in the first quarter of 2025.

Gross profit for the first quarter of 2026 was $37.4 million compared to $41.9 million in the first quarter of 2025. Gross margin was 79.3% in the first quarter of 2026, compared to 79.7% in the first quarter of 2025.

Total operating expenses were $54.6 million in the first quarter of 2026 and decreased by $2.9 million compared to total operating expenses of $57.5 million in the first quarter of 2025.

First quarter 2026 net loss was $(18.0) million, or $(0.28) per share, compared to $(15.9) million, or $(0.25) per share, for the same period in 2025. Adjusted EBITDA was $(5.5) million in the first quarter of 2026 compared to $(3.8) million for the same period in 2025. The financial tables and description below provide additional information and a reconciliation of non-GAAP financial information.

Page | 1

Cash, cash equivalents, and marketable securities totaled $51.9 million as of March 31, 2026. The Company’s existing credit facility provides an additional $115 million of liquidity subject to certain conditions.

2026 Financial Outlook

The Company is reaffirming its full-year 2026 revenue guidance to be in the range of $202 million to $212 million, representing a decline of 5% to 0%, compared to full-year 2025, which was raised in conjunction with its announcement of preliminary operating results on April 9, 2026.

The Company reiterates its expectation of a loss in Adjusted EBITDA in the range of $4.0 million to $6.0 million for full year 2026, as compared to a loss of $3.9 million in the full-year 2025.*

The Company reiterates its expectation for a reduction in cash usage of approximately 50% for full-year 2026 as compared to the full year 2025.

The Company’s full-year 2026 guidance reflects continued case volume growth, offset by continued headwinds from demand driven product and price mix shift within Treace’s expanded product portfolio.

Webcast and Conference Call Details

Treace will host a conference call today, May 8, 2026, at 8:00 a.m. ET to discuss its first quarter 2026 financial results. Investors interested in listening to the conference call may do so by registering. Once registered, participants will receive dial-in numbers and a unique pin to join the call and ask questions. The live webcast of the conference call will be available on the Investor Relations section of the Company’s website at investors.treace.com. The webcast will be archived on the website following the completion of the call.

Use of Non-GAAP Financial Measures

To supplement the financial results presented in accordance with GAAP, this earnings release presents Adjusted EBITDA, which the Company defines as net loss before depreciation and amortization expense, interest income, interest expense, taxes, share-based compensation expense, acquisition-related costs, restructuring costs, customer credit loss, litigation costs, and debt extinguishment loss. Non-GAAP financial measures such as Adjusted EBITDA are presented in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. Management uses non-GAAP financial measures to evaluate the Company’s operating performance and trends, as well as for making planning decisions. The Company believes that Adjusted EBITDA helps to identify underlying trends in the Company’s business that may otherwise be masked by the effect of the income and expenses and other items that it excludes in its calculation of Adjusted EBITDA. Accordingly, the Company believes this non-GAAP financial measure provides useful information to investors and others in understanding and evaluating the Company’s operating results, enhancing the overall understanding of its past performance and future prospects, and allowing for greater transparency with respect to key financial metrics used by the Company’s management in their financial and operational decision-making. The Company also presents this non-GAAP financial measure because it believes investors, analysts and rating agencies consider it to be a useful metric in measuring the Company’s performance against other companies and its ability to meet its debt service obligations.

There are limitations related to the use of non-GAAP financial measures such as Adjusted EBITDA because they are not prepared in accordance with GAAP, may exclude significant income and expenses required by GAAP to be recognized in the Company’s financial statements, and may not be comparable to non-GAAP financial measures used by other companies. The Company encourages investors to carefully consider its results under GAAP, as well as its supplemental non-GAAP information and the reconciliation between these presentations, to more fully understand its business. A reconciliation between GAAP and non-GAAP results is presented below.

Page | 2

*A reconciliation of Adjusted EBITDA to GAAP net loss on a forward-looking basis is not available without unreasonable efforts due to the high variability, complexity and low visibility with respect to the items excluded from this non-GAAP measure.

Forward-Looking Statements

This press release and statements made during the Company’s earnings call contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are forward-looking statements, including, but not limited to, the Company’s: 2026 full-year guidance; anticipated liquidity; 2026 Adjusted EBITDA guidance; expected 2026 cash usage decrease; anticipated return to stronger growth in the second half of the year; expected increase in product adoptions, portfolio utilization and market share; continued execution of commercial and other strategic initiatives; ability to effectively respond to and mitigate the impact of challenges in the current market environment, including in response to increased competition, evolving surgeon and patient preferences for minimally invasive bunion solutions, changes in tariffs and trade policies, protracted government shutdowns, and lower patient demand for elective bunion surgery due to macroeconomic uncertainty and soft consumer sentiment; anticipated future product launches and the timing of such product launches; ability to increase procedure volumes, expand surgeon relationships and utilization rate, and increase procedure penetration and market share; ability to protect and enforce its intellectual property rights, including through its patent infringement and unfair competition suits; success in defending against securities class actions and infringement of its intellectual property by third parties, including its competitors; expected seasonality; ability to leverage investments in its commercial organization and control costs in its organizational structure; anticipated expansion of clinical evidence; the amount and timing of orders for our products from stocking distributors and other customers; and anticipated pace of growth in the foot and ankle market. Forward-looking statements are based on management’s current assumptions and expectations of future events and trends, which affect or may affect the Company’s business, strategy, operations or financial performance, and actual results and other events may differ materially from those expressed or implied in such statements due to numerous risks and uncertainties. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Factors that could cause actual results or other events to differ materially from those contemplated in this press release can be found in the Risk Factors section of Treace’s public filings with the Securities and Exchange Commission (SEC), including its Annual Report on Form 10-K for the year ended December 31, 2025, which was filed with the SEC on February 27, 2026. Because forward-looking statements are inherently subject to risks and uncertainties, you should not rely on these forward-looking statements as predictions of future events. These forward-looking statements speak only as of their date and, except to the extent required by law, the Company undertakes no obligation to update these statements, whether as a result of any new information, future developments or otherwise. The Company’s results for the quarter ended March 31, 2026 are not necessarily indicative of its operating results for any future periods.

Internet Posting of Information

Treace routinely posts information that may be important to investors in the “Investor Relations” section of its website at www.treace.com. The Company encourages investors and potential investors to consult the Treace website regularly for important information about Treace.

About Treace Medical Concepts

Treace Medical Concepts, Inc. is a medical technology company with the goal of advancing the standard of care for the surgical management of bunion and related midfoot deformities. Bunions are complex 3-dimensional deformities that originate from an unstable joint in the middle of the foot and affect approximately 67 million Americans, of which Treace estimates 1.1 million are annual surgical candidates. Treace has pioneered and patented the Lapiplasty®3D Bunion Correction® System – a combination of instruments, implants, and surgical methods designed to surgically correct all three planes of the bunion deformity and secure the unstable joint, addressing the root cause of the bunion and helping patients get back to their active lifestyles. To further support the needs of surgeons and bunion patients, Treace offers its Adductoplasty® Midfoot Correction System, designed for reproducible surgical correction of midfoot deformities, two systems for minimally invasive osteotomy procedures, namely the Nanoplasty® 3D Minimally Invasive Bunion Correction System and the Percuplasty™ Percutaneous 3D Bunion Correction

Page | 3

System, and the SpeedMTP® MTP Fusion System. Treace continues to expand its footprint in the marketplace by extending its SpeedPlate® rapid compression implant platform to new applications, as well as providing surgeons with advanced digital solutions with its IntelliGuide™ patient specific, pre-op planning and cut guide technology. For more information, please visit www.treace.com.

To learn more about Treace, connect with us on LinkedIn, X, Facebook and Instagram.

Contacts:

Treace Medical Concepts
Mark L. Hair
Chief Financial Officer

mhair@treace.net

(904) 373-5940

Investors:

Gilmartin Group

Philip Trip Taylor

IR@treace.net

Page | 4

Treace Medical Concepts, Inc.

Statements of Operations and Comprehensive Loss

(in thousands, except share and per share amounts)

(unaudited)

	Three Months Ended March 31,
	2026	2025
Revenue	$47,198	$52,570
Cost of goods sold	9,791	10,677
Gross profit	37,407	41,893
Operating expenses
Sales and marketing	33,775	36,122
Research and development	4,622	5,562
General and administrative	16,177	15,791
Total operating expenses	54,574	57,475
Loss from operations	(17,167)	(15,582)
Interest income	501	841
Interest expense	(1,570)	(1,311)
Other income, net	275	130
Other non-operating income (expense), net	(794)	(340)
Net loss	$(17,961)	$(15,922)

Other comprehensive income (loss)
Unrealized gain (loss) on marketable securities	$(98)	$(40)
Comprehensive loss	$(18,059)	$(15,962)

Net loss per share, basic and diluted	$(0.28)	$(0.25)
Weighted-average shares used in computing net loss per share, basic and diluted	64,592,681	62,661,447

Page | 5

Treace Medical Concepts, Inc.

Balance Sheets

(in thousands, except share and per share amounts)

(unaudited)

	March 31,	December 31,
	2026	2025
Assets
Current assets
Cash and cash equivalents	$9,544	$10,708
Marketable securities, short-term	42,310	37,659
Accounts receivable, net of allowance for credit losses of $1,563 and $1,824 as of March 31, 2026 and December 31, 2025, respectively	30,358	42,155
Inventories	36,366	36,031
Prepaid expenses and other current assets	4,893	5,501
Total current assets	123,471	132,054
Property and equipment, net	32,063	29,752
Intangible assets, net of accumulated amortization of $2,613 and $2,375 as of March 31, 2026 and December 31, 2025, respectively	6,887	7,125
Goodwill	12,815	12,815
Operating lease right-of-use assets	7,371	7,614
Other non-current assets, net of allowance for credit losses of $52 and $69 as of March 31, 2026 and December 31, 2025, respectively	1,495	1,221
Total assets	$184,102	$190,581
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$13,537	$6,726
Accrued liabilities	5,978	5,784
Accrued commissions	6,755	9,365
Accrued compensation	5,621	6,331
Other liabilities	2,600	2,429
Total current liabilities	34,491	30,635
Long-term debt, net	55,820	55,583
Operating lease liabilities, net of current portion	13,551	13,982
Other long-term liabilities	3,049	3,049
Total liabilities	106,911	103,249
Commitments and contingencies (Note 7)
Stockholders’ equity
Preferred stock, $0.001 par value, 5,000,000 shares authorized as of March 31, 2026 and December 31, 2025; 0 shares issued as of March 31, 2026 and December 31, 2025	—	—
Common stock, $0.001 par value, 300,000,000 shares authorized; 65,033,812 and 64,029,378 shares issued as of March 31, 2026 and December 31, 2025, respectively	65	64
Additional paid-in capital	345,495	337,371
Accumulated deficit	(266,953)	(248,992)
Accumulated other comprehensive income (loss)	(26)	72
Treasury stock, at cost; 248,126 and 165,513 shares as of March 31, 2026 and December 31, 2025, respectively	(1,390)	(1,183)
Total stockholders’ equity	77,191	87,332
Total liabilities and stockholders’ equity	$184,102	$190,581

Page | 6

Treace Medical Concepts, Inc.

Statements of Cash Flows

(in thousands)

(unaudited)

	Three Months Ended March 31,
	2026	2025
Cash flows from operating activities
Net loss	$(17,961)	$(15,922)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities
Depreciation and amortization expense	899	2,461
Provision for allowance for credit losses	112	500
Share-based compensation expense	8,034	8,693
Non-cash lease expense	571	578
Amortization of debt issuance costs	262	74
Amortization (accretion) of premium (discount) on marketable securities, net	5	(77)
Other, net	587	187
Net changes in operating assets and liabilities, net of acquisitions
Accounts receivable	11,685	9,289
Inventory	(335)	1,315
Prepaid expenses and other assets	608	1,369
Other non-current assets	(293)	(76)
Operating lease liabilities	(854)	(785)
Accounts payable	6,811	2,701
Accrued liabilities	(3,126)	(6,166)
Other, net	235	57
Net cash provided by (used in) operating activities	7,240	4,198

Cash flows from investing activities
Purchases of available-for-sale marketable securities	(16,071)	(15,090)
Sales and maturities of available-for-sale marketable securities	11,317	16,739
Purchases of property and equipment	(3,062)	(3,543)
Net cash provided by (used in) investing activities	(7,816)	(1,894)

Cash flows from financing activities
Debt issuance costs	(6)	—
Payments on insurance premium financing	(466)	—
Proceeds from exercise of employee stock options	91	119
Taxes from withheld shares	(207)	(401)
Net cash provided by (used in) financing activities	(588)	(282)
Net increase (decrease) in cash and cash equivalents	(1,164)	2,022
Cash and cash equivalents at beginning of period	10,708	11,350
Cash and cash equivalents at end of period	$9,544	$13,372

Supplemental disclosure of cash flow information
Cash paid for interest	$858	$1,229
Noncash investing activities
Unrealized (gains) losses, net on marketable securities	$98	$40
Noncash financing activities
Legal cost financing	$497	$45

Page | 7

Treace Medical Concepts, Inc.

Reconciliation of GAAP Net Loss to EBITDA & Adjusted EBITDA

(in thousands)

(unaudited)

	Three Months Ended March 31,
	2026	2025
Net loss	$(17,961)	$(15,922)
Adjustments:
Interest income	(501)	(841)
Interest expense	1,570	1,311
Taxes	—	—
Depreciation & Amortization	899	2,461
EBITDA	$(15,993)	$(12,991)
Share-based compensation expense	8,034	8,693
Restructuring costs[1]	204	—
Litigation costs[2]	2,270	455
Adjusted EBITDA	$(5,485)	$(3,843)

1 Restructuring charges primarily relate to severance payments and other post-employment benefits.

2 Litigation costs related to intellectual property lawsuits.

Page | 8